UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 5, 2010
WESCO FINANCIAL CORPORATION
(Exact name of Registrant as Specified in its Charter)

DELAWARE	1-4720	95-2109453

(State or Other Jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer) Identification No.)
301 East Colorado Boulevard, Suite 300, Pasadena, California 91101-1901
(Address of Principal Executives Offices)
(Zip Code)
626/585-6700
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
     Following is a table showing the votes cast for, and withheld from voting for, each nominee for director at the Annual Meeting of Shareholders of Wesco Financial Corporation (the “Company”) held on May 5, 2010, at which meeting the shareholders elected the following directors:

	Favorable	Votes
Name	Votes	Withheld
Charles T. Munger	6,397,226	240,528
Carolyn H. Carlburg	6,581,522	56,232
Robert E. Denham	6,438,038	199,716
Robert T. Flaherty	6,621,244	16,510
Peter D. Kaufman	6,624,707	13,047
Elizabeth Caspers Peters	6,623,380	14,374

ITEM 7.01	REGULATION FD DISCLOSURE
     At the Company’s Annual Meeting of Shareholders, the Company’s Chairman and Chief Executive Officer, Charles T. Munger, who is also vice-chairman of Berkshire Hathaway Inc. (“Berkshire”), which owns 80.1% of the Company’s outstanding stock, said that it would be logical for the Company to ultimately become wholly owned by Berkshire. Mr. Munger cautioned, however, that such a combination transaction, to the extent it would involve stock consideration, would only make sense if there was an appropriate relationship between the relative values and prices of Berkshire’s stock and the Company’s stock, and that such a relationship does not currently exist. Mr. Munger did not state any particular time frame for such a transaction.
     No combination transaction of any kind has been proposed or presented to the Company. The Company’s Board of Directors has not discussed or considered any such transaction and neither has Berkshire’s Board of Directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO FINANCIAL CORPORATION
Date May 6, 2010	By:	/s/ Jeffrey L. Jacobson
Jeffrey L. Jacobson
Vice President and Chief Financial Officer